UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2014

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 14, 2014, Blackstone Mortgage Trust, Inc. (the “Company”) completed an underwritten public offering of 9,775,000 shares (the “Shares”) of its class A common stock, par value $0.01 per share, including 1,275,000 shares sold pursuant to the underwriters’ full exercise of their 30-day option to purchase additional shares, in each case at a price to the underwriters of $26.25 per share pursuant to an underwriting agreement, dated January 8, 2014 (the “Underwriting Agreement”), among the Company, BXMT Advisors L.L.C. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC. The Underwriting Agreement relating to the offering is filed herewith as Exhibit 1.1.

Aggregate net proceeds to the Company, after estimated offering expenses, were approximately $256.1 million. The Shares were sold pursuant to the Company’s effective shelf registration statement on Form S-3ASR (File No. 333-190191) filed on July 26, 2013 and the related prospectus dated July 26, 2013, as supplemented by the prospectus supplement dated January 8, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting agreement, dated January 8, 2014, among the Company, BXMT Advisors L.L.C. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: January 14, 2014
	By:	/s/ Randall S. Rothschild
	Name:	Randall S. Rothschild
	Title:	Secretary and Managing Director, Legal and Compliance

Exhibit Index

1.1	Underwriting agreement, dated January 8, 2014, among the Company, BXMT Advisors L.L.C. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).